UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAT DRINK PLAY WATCH®

2021

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Thursday, June 17, 2021, 8:30 a.m., Central Daylight Time

Grand Hyatt DFW, 2337 S. International Parkway, Dallas, TX 75261

May 5, 2021

To Our Shareholders:

On behalf of the Board of Directors, it is our pleasure to cordially invite you to participate in the 2021 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) on June 17, 2021, at 8:30 a.m. Central Daylight Time. The Annual Meeting will be held at the Grand Hyatt DFW, 2337 S. International Parkway, Dallas, Texas 75261. You will find information regarding the matters expected to be addressed at the Annual Meeting described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

As a precaution regarding the COVID-19 Pandemic, we also planning for the possibility that the Annual Meeting may be held over the web in a virtual meeting format like our 2020 Annual Meeting. If we take this step, we will announce the decision to do so in advance via press release. Please follow us on our investor’s relations webpage (https://ir.daveandbusters.com) for current information regarding any change in location or format of the Annual Meeting.

Your vote is important to us. While we invite you to attend the meeting and exercise your right to vote your shares in person, we recognize that many of you may not be able to attend or may choose not to do so. Whether or not you plan to attend, we respectfully request you vote as soon as possible over the internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. Your vote will mean that you are represented at the Annual Meeting of Shareholders regardless of whether you attend in person. You may also request a paper copy of the proxy card to submit your vote, if you prefer. If you have voted by internet, by mail or by telephone and later decide to attend the Annual Meeting, you may come to the meeting and vote in person. We encourage you to vote by internet.

Thank you for being a shareholder and we look forward to seeing you at the meeting.

Sincerely,

Kevin M. Sheehan

Chair of the Board

Brian A. Jenkins

Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC. 2481 Mañana Drive Dallas, TX 75220

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held at the noted time and place below for the following purposes:

When:	8:30 a.m.
Central Daylight Time
Thursday
June 17, 2021

Where:	Grand Hyatt DFW
2337 S. International Parkway
Dallas, TX 75261

Who Can Vote:

Only shareholders of record at the close of business on April 23, 2021, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Items of Business:

•

To elect the nine (9) directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending January 30, 2022.

•	To cast an advisory vote on executive compensation.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on May 5, 2021, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting, together with instructions on how to access our proxy materials over the Internet and how to vote.

By Order of the Board of Directors

Robert W. Edmund

General Counsel, Secretary

and SVP of Human Resources

Dallas, Texas

May 5, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 17, 2021.

The Company’s Proxy Statement and Annual Report on Form 10-K

are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on June 17, 2021

2021 Proxy Statement Summary

This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided by our Board of Directors (the “Board of Directors” or the “Board”) in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

Annual Meeting Information

Date:	Thursday June 17, 2021

Voting

Only shareholders as of the Record Date (April 23, 2021) are entitled to vote.

Participating Online during the Annual Meeting

If you are a registered shareholder (the shares are held in your name), you must present valid identification to vote at the Annual Meeting.

If you are a beneficial shareholder (the shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) and present valid identification to vote at the annual meeting.

Time:	8:30 a.m. Central Daylight Time
Place:	Grand Hyatt DFW 2337 S. International Parkway Dallas, TX 75261
Record Date:	April 23, 2021

Vote via Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote Online during the Annual Meeting Attend the Annual Meeting and Vote by Ballot

Shareholders Action

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority	7-12

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority	13

3	Advisory Vote on Executive Compensation	FOR	Majority	14

Dave & Buster’s Entertainment, Inc.	1	Eat Drink Play Watch®

Information about the Board of Directors at 2020 Fiscal Year End:

Independence, Committees and Meetings
Director	Board of Directors(6)	Audit Committee(6)	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee

James P. Chambers(1)	I	M	M		M

Hamish A. Dodds	I	M			M

Michael J. Griffith(2)	LID		C

Jonathan S. Halkyard(3)	I	M		M	C

John C. Hockin	I		M		M

Brian A. Jenkins(4)	CEO

Stephen M. King(2)(5)	COB

Patricia H. Mueller	I		M	C

Kevin M. Sheehan(2)	I	C		M	M

Jennifer Storms	I		M	M	M

Number of Meetings in Fiscal 2020	20	9	3	8	9

I	–	Independent Director
LID	–	Lead Independent Director
CEO	–	Chief Executive Officer
COB	–	Chair of the Board
C	–	Committee Chair
M	–	Committee Member
(1)	–	Mr. Chambers was appointed to the Board and to the Audit, Finance and Compensation Committees of the Board on December 22, 2020.
(2)	–	Mr. King is retiring from the Board at the end of his current term and is not standing for re-election in 2021. In connection with his retirement, Mr. King stepped down as Chair of the Board following the April 15, 2021 Board meeting, and Mr. Sheehan succeeded Mr. King as the new independent Chair of the Board. Since Mr. Sheehan is independent, Mr. Griffith also stepped aside as Lead Independent Director.
(3)	–	Mr. Halkyard is serving out his current term and not standing for re-election in 2021 due to his new position as Chief Financial Officer with MGM Resorts International.
(4)	–	As a non-independent member of the Board, Mr. Jenkins does not serve on any committees.
(5)	–	As the non-independent Chair of the Board, Mr. King does not serve on any committees.
(6)	–	Mr. Atish Shah is not included in this table as he was appointed to the Board and Audit Committee on April 16, 2021, after the end of fiscal 2020.

Dave & Buster’s Entertainment, Inc.	2	Eat Drink Play Watch®

Board Skills and Core Competencies of Current Board Members:

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart* below:

*	Messrs. Halkyard and King are not included as they are leaving the Board at the end of their current terms.

Our Board is also diverse in age, tenure, gender and ethnicity as noted in the charts** below:

**	Messrs. Halkyard and King are not included as they are leaving the Board at the end of their current terms.

Dave & Buster’s Entertainment, Inc.	3	Eat Drink Play Watch®

Corporate Governance Highlights:

Our Board of Directors and management are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our Company as well as meet our regulatory and NASDAQ requirements, including the following:

✓	Separate, Independent Chair of the Board and Chief Executive Officer

✓	All Board Committees comprised of only Independent Directors

✓	Regular Executive Sessions of Independent Directors

✓	Diverse Board

✓	Commitment to Board Refreshment

✓	Annual Director Elections
✓	Majority Voting in Uncontested Director Elections

✓	Director Share Ownership Requirements

✓	Strong Director Attendance Record

✓	Director Overboarding Policy

✓	Mandatory Director Retirement Age

✓	Annual Board and Committee Evaluations

✓	Continued Engagement with Our Shareholders

Fiscal 2020 Business Performance Highlights:

•

Throughout 2020, our Company faced numerous challenges due to the COVID-19 Pandemic (the “COVID-19 Pandemic”) that required swift action by both Management and the Compensation Committee. Our response included:

-	Temporarily closing all stores.

-	Significant reductions in capital spending and operating expenses.

-	Temporary furlough of all store hourly team members and reduction in store management and corporate staff by 90% during initial store closing period.

-	Suspension of quarterly dividend and share repurchase program.

-	Drawdown of revolving credit facility.

-	Agreements with landlords and vendors to further reduce expenses, extend payment terms and obtain other payment concessions.

-	Gradual re-opening of stores with safety of team members and guests as top priority.

-	Raising new equity capital through sale of shares of common stock in April and May of 2020.

-	Restructuring long-term debt with issuance of senior secured notes in October 2020 and concurrent amendment of existing revolving credit facility terms including extension of maturity.

•	Total revenues and comparable store sales were negatively impacted by the COVID-19 Pandemic.

•	Number of stores increased on a net basis by 2.9% with 6 new locations and 2 closed existing locations.

•

Ended fiscal 2020 with $12 million in cash and equivalents and $280 million in available capacity under the revolving credit facility, net of a $150 million minimum liquidity covenant and $10 million in letters of credit.

Dave & Buster’s Entertainment, Inc.	4	Eat Drink Play Watch®

Fiscal 2020 Executive Compensation Highlights and Key Practices:

•

In light of the COVID-19 Pandemic, the Compensation Committee made the following changes to fiscal 2019 incentive compensation payouts and fiscal 2020 compensation programs (as disclosed in the 2020 proxy statement):

-	Cash payouts on the 2019 Executive Incentive Plan were delayed and payments were made in awards of stock to preserve cash.

-	Base salary reductions of 50% were implemented for 12 weeks from March to June 2020 for the CEO and all Senior Vice Presidents reporting to the CEO, including all named executive officers.

-	Cash payments were waived by all members of the Board of Directors for the last three quarters of 2020.

-	Merit-based increases in salaries for 2020 were eliminated.

-	2014 Omnibus Incentive Plan was amended to increase available shares by 3.0 million and approved by shareholders.

-

Short- and long-term bonus plans were suspended for fiscal 2020, and the Compensation Committee adopted the 2020 Business Recovery and Transformation Plan (discussed below) to replace the original plans to address the Company’s needs during the COVID-19 Pandemic.

•	2020 Business Recovery and Transformation Plan

-

Designed to address the immediate cash liquidity needs to stabilize the business, prepare for recovery given the extraordinary impact of the COVID-19 Pandemic on our finances and business operations, and incentivize retention of key team members.

-

Replaced both the 2020 short-term bonus, as well as the 2020 long-term incentive grant, with two equally weighted equity-based awards, performance-based Market Stock Units (MSUs) and Restricted Stock Units (RSUs).

-

MSUs are performance stock units, earned based on absolute stock price performance. The actual number of MSUs delivered is directly correlated to the absolute change in the Company’s stock price growth as measured on the first anniversary of grant.

-

Given the uncertainty at the time of grant, the Compensation Committee did not believe it feasible to establish long-term performance goals as has been the historic practice for the Company. Instead, measuring the change in stock price was determined to be the most appropriate way to hold management accountable for the success of 2020 Business Recovery and Transformation Plan. This special compensation program was developed in direct response to the unprecedented impact of the COVID-19 Pandemic and its devastating impact on store operations. Management and the Board felt it was in the best interest of our investors to modify the pay program to maintain business and leadership stability during this period of uncertainty. While not required by SEC proxy disclosure rules, we felt it was imperative to be timely and completely transparent to our investors about these unique changes to our compensation program in 2020 and they were clearly communicated in our proxy last year. Our investors were generally supportive of these pay actions as evidenced by the overwhelming (99%) support of our Say-on-Pay vote. Management and the Board intend to return to the Company’s performance-based short- and long-term incentive programs as the business recovers.

Dave & Buster’s Entertainment, Inc.	5	Eat Drink Play Watch®

Corporate Social Responsibility:

•	In 2020, we strengthened its commitment to diversity, equity and inclusion by the following actions:

-	Adopted an enterprise Human Rights Policy, which can be found on the Company’s website.

-

Formed a Human Resources Steering Committee comprised of leaders from different levels and departments within the Company that is specifically charged with stewardship of, and ensuring accountability to, the Company’s diversity, equity and inclusion strategy and goals.

-

Set goals for improving representation of women and team members who are black, indigenous, or people of color in the Company’s corporate and field leadership teams and began providing quarterly updates to the Board of Directors on progress in meeting these goals.

-

Improved representation of women on internal governance committees by more than 50% and increased representation of team members who are black, indigenous, or people of color on these committees by nearly 100%.

Dave & Buster’s Entertainment, Inc.	6	Eat Drink Play Watch®

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. The Company’s Board of Directors will be comprised of nine (9) members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled later by the Board. Alternatively, the Board may reduce its size.

We are furnishing below certain biographical information about each of the nine (9) nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee.

James P. Chambers
DIRECTOR SINCE: 2020		AGE: 35
COMMITTEES: Audit, Compensation, and Finance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Partner of Hill Path Capital, LP, a private investment firm investing in the equity and debt of public and private companies since 2016.

Leadership, Strategy, Investments, Leisure & Hospitality, Entertainment, Finance and Governance

PRIOR BUSINESS EXPERIENCE:

-  Apollo Global Management, Inc. a global alternative investment management firm:

•   Principal (2009-2016)

Leadership, Strategy, Leisure & Hospitality, Entertainment, Finance and Governance

-  Goldman Sachs & Co., Inc, a multinational investment bank and financial services company:

•   Analyst, Consumer Retail Group, Investment Banking Division (2009-2011)

Leadership, Strategy, Retail, Investment, Finance, Food & Beverage

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.		SeaWorld Entertainment, Inc.

OTHER COMPANY BOARDS:

- Prior: CEC Entertainment	Great Wolf Resorts, Inc.	Principal Maritime Tankers Corp.	Principal Chemical Carriers, LLC

EDUCATION:

- B.A. Political Science and Certificate in Markets and Management, Duke University

Dave & Buster’s Entertainment, Inc.	7	Eat Drink Play Watch®

Hamish A. Dodds
DIRECTOR SINCE: 2017	AGE: 64
COMMITTEES: Audit and Finance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries, from 2004-February 2017.

Leadership, Strategy, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:

-  cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:

•   Chief Executive Officer (2002-2003)

•   Non-executive Director (2003-2010)

Leadership, Strategy, Board Governance, Global, Distribution, Food & Beverage

-  PepsiCo, Inc., a multinational food, snack and beverage corporation:

•   Various management and financial positions including Division President and General Manager for beverage operations across Latin America, Europe and Middle East/North Africa (1989-2002)

Accounting, Finance, Food & Beverage, Operations, Global

-  The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):

•   Multiple management and financial positions (1982-1989)

Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.
- Past 5 years: Pier 1 Imports, Inc. (2010-2020)

OTHER POSITIONS/MEMBERSHIPS:
- Fellow Member, Chartered Management Accountants

EDUCATION:
- B.A. Business Studies, Robert Gordon University, Scotland

ACCOLADES:
- Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Michael J. Griffith
DIRECTOR SINCE: 2011	AGE: 64
COMMITTEES: Compensation	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of EAT Club, Inc., the largest business-focused online lunch delivery company in the United States, from July 2016-March 2018.

Leadership, Strategy, Finance, Food & Beverage, Marketing, E-Commerce

PRIOR BUSINESS EXPERIENCE:

-  Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher:

•   Vice Chair (March 2010-August 2016)

Leadership, Strategy, Board/Governance

-  Activision Publishing, Inc. (prior to merger with Blizzard Entertainment, Inc.), one of the world’s largest third-party video game publishers:

•   President and Chief Executive Officer (June 2005-March 2010)

Leadership, Strategy, Finance, Amusements/Gaming, Operations, Entertainment

-  The Procter & Gamble Company, a multinational consumer goods corporation:

•   Various executive positions, including President of the Global Beverage Division, Vice President and General Manager of Coffee Products, and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia (1981-2005)

Leadership, Strategy, Global, Consumer Goods, Consumer Insights/Marketing

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Central Garden & Pet Company

EDUCATION:
- B.A. Mathematics, Computational Math, and Economics, Albion College, MI	- M.B.A. Finance and Strategic Planning, University of Michigan

Dave & Buster’s Entertainment, Inc.	8	Eat Drink Play Watch®

John C. Hockin
DIRECTOR SINCE: 2020	AGE: 51
COMMITTEES: Compensation & Finance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Managing Director, Head of Public Equity Investing, Kohlberg Kravis Roberts & Co., a global investment firm with over $300bn of assets under management since April 2015.

Leadership, Strategy, Investments, Finance

PRIOR BUSINESS EXPERIENCE:

-  Golden Gate Capital, a San Francisco-based private equity firm with over $12bn in committed capital under management:

•   Co-head of Public Equity Investing (2010-2015)

Leadership, Strategy, Investments, Finance

-  J.H. Whitney & Co., a private equity firm founded in 1946:

•   Partner (1995-2010)

Leadership, Strategy, Corporate Governance, Investments, Finance

-  Morgan Stanley, a financial holding company providing various financial products and services to corporations, governments, financial institutions and individuals globally:

•   Analyst (1993-1995)

Investments, Finance

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Board Member and Head of Finance Committee, Episcopal Impact Fund

EDUCATION:
- B.A. Economics, Yale University (cum laude)	- M.B.A. Stanford University Graduate School of Business (Arjay Miller Scholar)

Brian A. Jenkins
DIRECTOR SINCE: 2018	AGE: 59
COMMITTEES: None	DIRECTOR STATUS: MANAGEMENT
CURRENT POSITION:

-  Chief Executive Officer for Dave & Buster’s Entertainment, Inc., since August 2018.

Leadership, Strategy, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:

-  Dave & Buster’s Entertainment, Inc.:

•   Senior Vice President and Chief Financial Officer (December 2006-August 2018)

Leadership, Strategy, Finance, Consumer Insights, Global, Food & Beverage, Amusements/Gaming

-  Six Flags, Inc., an amusement park operator:

•   Various positions, including Senior Vice President—Finance (1996-2006)

Leadership, Strategy, Finance, Consumer Insights, Global, Food & Beverage, Amusements

-  FoxMeyer Health Corporation, a wholesale pharmaceuticals distributor:

•   Various finance positions, including Vice President of Corporate Planning and Business Development (1990-1996)

Leadership, Strategy, Finance

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

EDUCATION:
- B.S. Commerce, Finance/MIS, University of Virginia	- M.B.A. Southern Methodist University

Dave & Buster’s Entertainment, Inc.	9	Eat Drink Play Watch®

Patricia H. Mueller
DIRECTOR SINCE: 2015	AGE: 58
COMMITTEES: Compensation and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Co-founder of Mueller Retail Consulting, LLC, a company assisting retailers with branding, marketing and interconnected retail strategies, since June 2016.

Leadership, Strategy, Retail, Marketing, Consumer Insights, E-Commerce

PRIOR BUSINESS EXPERIENCE:

-  The Home Depot, Inc., the world’s largest home improvement retailer:

•   Senior Vice President and Chief Marketing Officer (February 2011-May 2016)

•   Vice President, Advertising (2009-2011)

Leadership, Strategy, Branding, Retail, Marketing, Consumer Insights, E-Commerce, Global

-  The Sports Authority, Inc., an operator of sporting goods retail stores:

•   Senior Vice President of Marketing and Advertising (2006-2009)

Leadership, Strategy, Retail, Marketing, Consumer Insights

-  American Signature, Inc., a manufacturer and retailer of furniture and home furnishings:

•   Vice President of Advertising (2004-2006)

Leadership, Retail, Marketing, Consumer Insights

-  Value Vision, Inc./ShopNBC, an integrated direct marketing company selling products to consumers:

•   Various executive positions, including Senior Vice President of TV Sales & Promotions, Senior Vice President Strategic Development, and Senior Vice President Marketing & Programming (1999-2004)

Leadership, Strategy, Marketing, Consumer Insights, E-Commerce

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Ross Stores, Inc.
OTHER POSITIONS/MEMBERSHIPS:
- 2016-2020 National Association of Corporate Directors Fellow
EDUCATION:
- B.S. Business, Management, Marketing and Related Support Services, State University of New York at Plattsburgh – Magna Cum Laude
ACCOLADES:

-  2010 National Diversity Council Most Influential Woman of the Year

-  2011 “Ad Age” Women to Watch

-  2014-15 Top 50 Women in Brand Marketing

-  2014 Marketing Hall of Femme Honoree, Digital Marketing News

-  2015 CMO Club Marketing Innovation Award

Atish Shah
DIRECTOR SINCE: 2021		AGE: 48
COMMITTEES: Audit		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Executive Vice President, Chief Financial Officer and Treasurer of Xenia Hotels & Resorts, Inc., a NYSE-listed REIT investing in luxury and upper upscale hotels and resorts since April 2016.

Leadership, Strategy, Investments, Leisure & Hospitality, Finance and Governance

PRIOR BUSINESS EXPERIENCE:

-  Hyatt Hotels Corporation. a global hospitality company managing and franchising luxury and business hotels, resorts and vacation properties:

•   Multiple leadership positions (2009-2016), including Senior Vice President & Interim CFO (2015-2016) and Senior Vice President, Strategy, FP&A, Investor Relations (2012-2016)

Leadership, Strategy, Leisure & Hospitality, Franchising, Finance and Governance

-  Lowe Enterprises, a private real estate company managing more than $6 billion in assets.

•   Senior Vice President, Portfolio Management (2008-2009)

Leadership, Strategy, Investment, Finance

-  Hilton Hotels Corporation, a global hospitality company managing and franchising a broad portfolio of hotels and resorts.

•   Multiple investor relations, finance and e-business positions (1998-2007)

Strategy, Investment, Finance, E-Commerce, Leisure & Hospitality

-  Coopers & Lybrand, LLP (n/k/a PwC), a Big Eight public accounting firm.

•   Associate, Hospitality Consulting Practice (2008-2009)

Investment, Finance

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:

- Director, Visit Orlando

EDUCATION:

- B.S. with honors, Cornell University	- M.M. Hospitality, Cornell University	- M.B.A. – The Wharton School, University of Pennsylvania

Dave & Buster’s Entertainment, Inc.	10	Eat Drink Play Watch®

Kevin M. Sheehan
DIRECTOR SINCE: 2011		AGE: 67
COMMITTEES: Audit, Finance, and Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

- Chair of the Board of Dave & Buster’s Entertainment, Inc. since April 2021 Leadership, Strategy, Board Governance, Gaming, Finance
PRIOR BUSINESS EXPERIENCE:

-  Scientific Games Corporation, a global leader in the gaming and lottery industries

•   Senior Advisor from June 2018 to September 2018 and Director until October 2018

•   President and Chief Executive Officer from August 2016 to June 2018

Leadership, Strategy, Board Governance, Gaming, Finance

-  Robert B. Willumstad School of Business, Adelphi University, a New York metropolitan area business school

•   John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)

•   Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)

Strategy, Finance, Accounting

-  NCL Corporation, Ltd, a leading global cruise line operator:

•   Chief Executive Officer (November 2008-January 2015)

•   President (August 2010-January 2015; August 2008-March 2009)

•   Chief Financial Officer (2007-2010)

Leadership, Strategy, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing

-  Cerberus Capital Management LP (2006-2007) &

Clayton Dubilier & Rice (2005-2006):

•   Consultant

Finance, Private Equity, Strategic

-  Cendant Corporation, a global business and consumer services provider:

•   Various executive roles, including, Chair and Chief Executive Officer of the Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck PHH Fleet Management and Wright Express) (1996-2005)

Leadership, Strategy, Finance, Global, Consumer Insights, Marketing

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.	Hertz Global Holdings	Gannett Co., Inc.	Navistar International Corporation
- Past 5 years: Bob Evans Farms, Inc. (2013-2017); Scientific Games Corporation (2016-2018)

OTHER POSITIONS/MEMBERSHIPS:

- Certified Public Accountant

EDUCATION:

- B.S. Hunter College		- M.B.A. New York University Graduate School of Business

ACCOLADES:

- Named “Miami Ultimate CEO” by South Florida Business Journal (2011) - Ernst & Young Entrepreneur of the Year (2014 – Florida Region)

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Jennifer Storms
DIRECTOR SINCE: 2016	AGE: 49
COMMITTEES: Compensation, Finance and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Chief Marketing Officer, Entertainment and Sports for NBCUniversal, a leading global media and entertainment company developing, producing, and marketing of entertainment, news and information, since September 2020 (previously served as Chief Marketing Officer and Executive Vice President Content Strategy from March 2019-September 2020 and Chief Marketing Officer, NBC Sports Group a division of NBCUniversal from October 2015-March 2019).

Leadership, Strategy, Marketing, Consumer Insights, Global, Entertainment

PRIOR BUSINESS EXPERIENCE:

-  PepsiCo, Inc.:

•   Senior Vice President of Global Sports Marketing (2011-2015)

Leadership, Strategy, Marketing, Consumer Insights, Global, Food & Beverage

-  The Gatorade Company, Inc. (a subsidiary of PepsiCo, Inc.), a manufacturer of sports-themed beverages and food products:

•   Senior Vice President of Sports Marketing (2009-2011)

Leadership, Strategy, Marketing, Consumer Insights, Food & Beverage

-  Turner Broadcasting System/Turner Sports, a division of the American media conglomerate providing sports programing on television and digital media:

•   Multiple marketing and leadership positions, including, Senior Vice President, Sports Programming and Marketing (1995-2009)

Leadership, Strategy, Marketing, Consumer Insights

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Member, KPMG Women’s Leadership Summit Advisory Council

EDUCATION:
- B.A. Northwestern University

ACCOLADES:

-  Named Cynopsis Sports Media’s Marketing Executive (2018)

-  Named to iSportsConnect’s Influential Women in the business of Sport list (2018)

-  Member, Forty Under 40 Hall of Fame, SportsBusiness Daily/Global/Journal (2009)

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2022 and recommends that the shareholders vote for ratification for this appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2021 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2020 which ended on January 31, 2021 and fiscal 2019 which ended on February 2, 2020:

	Fiscal 2020	Fiscal 2019
Audit Fee(1)	$1,216	$1,114
Audit-Related Fees(2)	$260	—
Tax Fees	—	—
Total	$1,476	$1,114

(1)

Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, implementation of accounting pronouncements, assistance with Securities and Exchange Commission filings, and statutory audits of Company subsidiaries.

(2)	Includes fees charged for providing consent letters and comfort letters related to the Company’s equity issuance and debt amendments.

The Audit Committee has established a policy whereby the outside auditors are required to annually provide service- specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2020 and 2019, the Audit Committee pre-approved 100% of all services provided by KPMG and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Securities and Exchange Commission (“SEC”) rules, we are asking you to provide an advisory, non- binding vote to approve the compensation awarded to our named executive officers, as we have described in the “Executive Compensation” section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

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DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence

Our Board of Directors currently consists of eleven (11) members. Two current members are not standing for reelection; following the Annual Meeting of Shareholders, the size of the Board immediately will be reduced to nine (9) members. Our Board of Directors has affirmatively determined that all of our directors standing for election other than our Chief Executive Officer are independent directors under our standards as well as the applicable rules of NASDAQ. In addition, our Board of Directors affirmatively determined that each member of the Audit Committee, Messrs. Chambers, Dodds, Halkyard, Shah and Sheehan, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member of the Compensation Committee, Mr. Chambers, Mr. Griffith, Mr. Hockin, Ms. Mueller and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ. Messrs. Halkyard and King have determined they will complete their current terms as directors and not stand for re-election; they have no disagreement with the Company.

Corporate Governance

The Board of Directors met twenty times in fiscal 2020, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. At the June 23, 2020 Annual Meeting of Shareholders, all of the directors attended other than Mr. Crawford, who completed his term on June 22, 2020; Mr. Chambers, who was appointed to the Board on December 22, 2020; and Mr. Shah, who was appointed to the Board on April 16, 2021 .

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.

The Audit Committee, currently comprised of Messrs. Chambers, Dodds, Halkyard, Shah and Sheehan, and chaired by Mr. Sheehan, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, provides oversight of our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. The Audit Committee held nine meetings during fiscal 2020. The Board of Directors has determined that each of the members of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC. Mr. Chambers joined the Committee on December 22, 2020, and Mr. Shah joined the Committee on April 16, 2021. Mr. Halkyard will complete his current term on the Committee and not stand for re-election.

The Compensation Committee comprised of Mr. Chambers, Mr. Griffith, Mr. Hockin, Ms. Mueller and Ms. Storms, and chaired by Mr. Griffith, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers and board members, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held three meetings during fiscal 2020. The Compensation Committee has engaged FW Cook as its independent compensation consultant. Mr. Chambers joined the Committee on December 22, 2020.

The Nominating and Corporate Governance Committee, comprised of Mr. Halkyard, Ms. Mueller, Mr. Sheehan and Ms. Storms, and chaired by Ms. Mueller, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for

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election as its Chairperson, recommends the members and chair for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, provides oversight concerning the Company’s corporate responsibility and sustainability efforts, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee held eight meetings during fiscal 2020. Mr. Halkyard will complete his current term on the Committee and not stand for re-election.

The Finance Committee, comprised of Messrs. Chambers, Dodds, Halkyard, Hockin, and Sheehan and Ms. Storms, and chaired by Mr. Halkyard, assists the Board of Directors in fulfilling its financial management oversight responsibilities by assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, periodically auditing major capital expenditures, including real estate acquisitions and new store development, and working with our management and the Compensation Committee on annual operating goals. The Finance Committee met nine times during fiscal 2020. Mr. Halkyard will complete his current term on the Committee and not stand for re-election.

The Board’s Role in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of risk management and our process established to identify, measure, monitor, and manage risks, in particular, major financial risks. Company management annually updates the Audit Committee on enterprise risk matters. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks. The Audit Committee also has oversight of the Company’s information security matters and is provided regular comprehensive updates by Company management at least annually on the status of the Company’s information security status, including benchmarking to NIST Cybersecurity Framework standards and annual training of Company team members on cybersecurity awareness. During fiscal 2020, the Company did not report any security breaches.

Succession Planning

Our Corporate Governance Guidelines and Principles require the Board to plan for CEO succession and oversee management development. During fiscal 2020 the Board reviewed management development and succession plans with respect to senior management positions with the CEO. The Board also reviewed succession plans with respect to the CEO.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy requiring the roles of the Chair of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chair of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chair and CEO based upon the Company’s circumstances at any particular point in time, whether the Chair role shall be held by an independent director, and if not, supported by a Lead Independent Director. Mr. Sheehan currently serves as Chair of the Board and is an independent director.

The Board believes that, at this time, this leadership structure serves the ability of the Board of Directors to exercise its oversight role over management by having an independent director who is not an officer or member of management serve in the role of Chair. This structure also allows Mr. Jenkins, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. The Board believes that the use of regular executive sessions of the independent directors, the Board’s strong committee system, and all directors being independent except for Mr. Jenkins allow it to maintain effective oversight of management.

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Director Compensation

The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations to ensure directors are competitively compensated for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success.

The following table sets forth all compensation earned by our non-employee directors during fiscal 2020 for service on our Board of Directors:

DIRECTOR COMPENSATION TABLE(1)
NAME(2)	FEES EARNED ($)(3)	STOCK UNIT AWARDS ($)(4)	TOTAL ($)
Victor L. Crawford(5)	$20,000	$57,876	$77,876
James P. Chambers(6)	—	—	—
Hamish A. Dodds	$20,000	$124,992	$144,992
Michael J. Griffith	$35,000	$124,992	$159,992
Jonathan S. Halkyard	$25,000	$124,992	$149,992
John C. Hockin(7)	—	—	—
Stephen M. King	$42,500	$124,992	$167,492
Patricia H. Mueller	$22,500	$124,992	$147,492
Kevin M. Sheehan	$26,250	$124,992	$151,242
Jennifer Storms	$21,250	$124,992	$146,242

(1)

Omitted from the table are option awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings, and all other compensation as none of the non-employee directors received any compensation in these categories during fiscal 2020.

(2)

Mr. Jenkins is omitted from the Director Compensation Table because he is an employee director. Mr. Jenkins did not receive compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred in connection with the rendering of such service. Mr. Jenkins’ compensation is reflected in the Summary Compensation Table of this Proxy Statement. While Mr. King was an employee director through August 2, 2020, he is not a named executive officer of the Company. Mr. King’s fees for service on our Board of Directors are included above; these fees include $12,500 Mr. King received as an employee of the Company; Mr. King’s employment agreement with the Company ended on August 2, 2020, after which he continued to serve as Chair of the Board. Mr. Shah is omitted from the table because he was appointed to the Board of Directors on April 16, 2021 after the end of fiscal 2020.

(3)	In March 2020, the Board suspended all cash compensation payments for the remainder of fiscal 2020. The amounts in this column reflect the portion of the cash fees prior to the suspension.

(4)

The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded to Messrs. Crawford, Dodds, Griffith, Halkyard, King and Sheehan and Mss. Mueller and Storms on April 27, 2020. Mr. Crawford received 50% of the restricted stock units of the other directors due to his service ending on June 22, 2020. Each restricted stock unit vests one year after the award date. As of January 31, 2021, the aggregate number of shares of Company common stock underlying outstanding non-vested restricted stock units for each non-employee director (other than Mr. Crawford) was 9,727. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of restricted stock units. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Messrs. Crawford, Dodds, and Griffith and Mss. Mueller and Storms deferred 100% of their stock unit awards. Following completion of his term, Mr. Crawford’s deferred stock awards have been or will be distributed according to his prior elections for each grant.

(5)	Mr. Crawford retired from the Board effective June 23, 2020. His equity compensation is prorated for his shortened tenure.

(6)	Mr. Chambers was appointed to the Board of Directors on December 22, 2020 and declined compensation for serving on the Board and Committees during fiscal 2020.

(7)	Mr. Hockin was appointed to the Board of Directors on May 8, 2020 and declined compensation for serving on the Board and Committees during fiscal 2020.

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Directors Outstanding Equity Awards at 2020 Fiscal Year End

NAME	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael J. Griffith	23,934	(1)	—	$6.27	12/5/2022
	5,203		—	$31.71	4/9/2025
	4,545		—	$39.10	4/7/2026
Jonathan S. Halkyard	23,934		—	$6.27	12/5/2022
	5,203		—	$31.71	4/9/2025
	4,545		—	$39.10	4/7/2026
Stephen M. King	184,615		—	$16.00	10/9/2024
	68,775		—	$31.71	4/9/2025
	72,833		—	$39.10	4/7/2026
	43,767		—	$59.67	4/7/2027
	16,276		8,138	$41.65	4/12/2028
Patricia H. Mueller	5,004		—	$33.15	4/20/2025
	4,545		—	$39.10	4/7/2026
Kevin M. Sheehan	23,934	(2)	—	$6.27	12/5/2022
	5,203		—	$31.71	4/9/2025
	4,545		—	$39.10	4/7/2026
Jennifer Storms	4,224		—	$41.60	4/14/2026

(1)	On April 5, 2021, Mr. Griffith exercised and sold all of these options.

(2)	On April 5-6, & 9, 2021, Mr. Sheehan exercised and sold all of these options.

In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend and equity grant for serving as members of our Board of Directors. During fiscal 2020, each non-employee director was to receive an annual stipend of $70,000, paid in quarterly installments, and an annual equity grant of restricted stock units with a value of approximately $125,000. In addition, a non-employee director receives $50,000 for serving as our Chair, $50,000 for serving as Lead Independent Director, $25,000 for serving as Chair of our Audit Committee, $20,000 for serving as Chair of our Finance Committee, $20,000 for serving as Chair of our Compensation Committee, $15,000 for serving as Chair of our Nominating and Corporate Governance Committee, and $5,000 for being a non-chair member of a standing Committee, each of the foregoing paid in quarterly installments. Mr. King, as Chair of the Board, would receive an annual stipend of $70,000 and the $50,000 fee for serving as Chair and an annual equity grant of restricted stock units with a value of approximately $125,000. As noted above, following the onset of the COVID-19 Pandemic, the Board waived all remaining cash compensation for fiscal 2020, and directors accordingly only received cash compensation for the first quarter of the year. The Compensation Committee reviews the compensation to non-employee directors on a biennial basis. Each of Messrs. Griffith, Halkyard, King and Sheehan participate in the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “2010 Stock Incentive Plan”) and the Dave & Buster’s Entertainment, Inc. Amended and Restated 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”). Mr. Crawford, Mr. Dodds, Ms. Mueller and Ms. Storms participate in the 2014 Stock Incentive Plan. Messrs. Chambers and Hockin do not participate in either plan as neither has received any stock grants.

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Director Stock Ownership Guidelines

The Company has a stock ownership requirement for non-employee directors to align the interests of its non- employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. Under this requirement, a non-employee director must own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of initial appointment or election to the Board to meet this requirement. If at time of measurement, a director is not in compliance with this guideline, the director is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

Mr. King, as Chair of the Board, is governed by the same stock ownership guidelines that apply to non-employee directors. Mr. Jenkins, as an employee director, is governed by the stock ownership guidelines for executive officers. These guidelines are detailed under “Stock Ownership Guidelines” elsewhere in the Executive Compensation section of this Proxy Statement.

Policy Regarding Shareholder Recommendations for Director Candidates

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220 or by email at corporatesecretary@daveandbusters.com.

Shareholders may also propose director nominees by adhering to the advance notice procedure described under “Shareholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing shareholder value; and

•	willingness to act in the long-term interest of all shareholders.

In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity and seeks to achieve diversity of occupational, demographic and personal backgrounds on the Board but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its diversity efforts in connection with its periodic evaluation of the Board’s composition.

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Current Nominations

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors (other than Messrs. Halkyard and King who are not standing for re-election) for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Chambers, Dodds, Griffith, Hockin, Jenkins, Shah, and Sheehan and Mss. Mueller and Storms be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Code of Business Conduct and Ethics and Whistle Blower Policy

The Code of Business Conduct and Ethics applies to our directors, officers and other employees and is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In fiscal 2020, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistle Blower Policy is available on our website at http://ir.daveandbusters.com/corporate- governance.

Compensation Committee Interlocks and Insider Participation

During fiscal 2020, the members of our Compensation Committee were Mr. Chambers (following his appointment in December 2020), Mr. Crawford (until the end of his term in June 2020), Mr. Griffith, Mr. Hockin (following his appointment in May 2020), Ms. Mueller and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors

If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 2481 Mañana Drive, Dallas, Texas 75220. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 47,770,516 shares of our common stock outstanding as of April 8, 2021, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 8, 2021 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 8, 2021	Percent
5% Shareholders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	7,111,007	14.9%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	4,620,202	9.7%
Hill Path Capital LP(3) 150 East 58th Street, 32nd Floor New York, NY 10155	4,448,542	9.3%
Kohlberg Kravis Roberts & Co.(4) 9 West 57th Street, Suite 4200 New York, NY 10019	4,225,800	8.8%
Eminence Capital(5) 399 Park Avenue, 25th Floor New York, NY 10022	3,472,170	7.3%
Morgan Stanley(6) 1585 Broadway New York, NY 10036	3,219,760	6.7%
Directors(7)
Stephen M. King(8)	455,875	*
James P. Chambers(9)	0	*
Hamish A. Dodds	17,240	*
Michael J. Griffith(10)	58,219	*
Jonathan S. Halkyard(11)	65,601	*
John C. Hockin(12)	0	*
Brian A. Jenkins(13)	336,254	*
Patricia H. Mueller(14)	29,993	*
Kevin M. Sheehan(15)	95,032	*
Jennifer Storms(16)	22,846	*
Named Executive Officers(17)
Scott Bowman(18)	43,230	*
Robert W. Edmund(19)	35,635	*
Margo L. Manning(20)	163,365	*
John B. Mulleady(21)	154,042	*
All Executive Officers and Directors as a Group (18 Persons)(22)	1,707,059	3.5%

*	Less than 1%.

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(1)

Based on information contained in Schedule 13G/A dated December 31, 2020, filed on January 26, 2021. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 7,111,007 shares of common stock and had sole voting power over 7,055,921 shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated December 31, 2019, filed on February 10, 2021. The Schedule 13G/ A reported that The Vanguard Group owned and had sole dispositive power over 4,516,442 shares of common stock, sole voting power over no shares of common stock, shared voting power over 68,187 shares of common stock and shared dispositive power over 103,760 shares of common stock.

(3)

Based on information contained in Schedule 13D/A dated September 18, 2020, filed on September 22, 2020. The Schedule 13D/A reported that Hill Path Capital Partners LP (“HPCP”), Hill Path Capital Partners II LP (“HCCP-II”), Hill Path Capital Co-Investment Partners LP (“HPCCP”), Hill Path Capital Partners GP LLC, Hill Path Capital Partners II GP LLC, Hill Path Investment Holdings LLC, Hill Path Investment Holdings II LLC, Hill Path Capital LP, Hill Path Holdings LLC, and Scott I. Ross are collectively the “HP Reporting Persons” thereunder. The HP Reporting Persons owned and had sole voting and dispositive power over 4,448,542 shares of common stock, including 2,095,246 shares of common stock held directly by HPCP, 2,300,065 shares of common stock held directly by HPCP-II, and 53,231 shares of common stock held by HPCCP, and no shared voting or dispositive power over shares of common stock.

(4)

Based on information contained in Schedule 13D/A dated September 21, 2020, filed on September 22, 2020. The Schedule 13D/A reported that KKR Dragon Aggregator L.P. (“Dragon”), KKR Dragon Aggregator GP LLC, Powell Investors II Limited Partnership (“Powell”), KKR Special Situations Fund II Limited, KKR Special Situations (EEA) Fund II L.P., KKR Associates Special Situations (EEA) II Limited, KKR Associates Special Situations (Offshore) II L.P., KKR Special Situations (Offshore) II Limited, KKR Financial Holdings LLC, KKR Credit Fund Advisors LLC, KKR Credit Advisors (US) LLC, Kohlberg Kravis Roberts & Co., L.P., KKR & Co. GP LLC, KKR Holdco LLC, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co., Inc., KKR Management LLP, Henry R. Kravis, and George R. Roberts are collectively the “KKR Reporting Persons” thereunder. The KKR Reporting Persons owned and had sole voting and dispositive power over 4,225,800 shares of common stock, including 3,312,492 shares of common stock held directly by Dragon and 913,308 shares of common stock held directly by Powell, and no shared voting or dispositive power over shares of common stock. The KKR Reporting Person or their affiliates have additional economic exposures to 1,345,493 shares of common stock.

(5)

Based on information contained in Schedule 13G dated December 31, 2020, filed on February 16, 2021. The Schedule 13G reported that Eminence Capital, LP and Ricky C. Sandler (“Sandler”) owned and had shared dispositive and voting power over 3,446,110 shares of common stock and Sandler owned and had sole dispositive and voting power over 6,060 shares of common stock.

(6)

Based on information contained in Schedule 13G/A dated December 31, 2020, filed on February 22, 2021. The Schedule 13G/A reported that Morgan Stanley owned and had shared dispositive power over 3,178,857 shares of common stock and had shared voting power over 3,219,760 shares of common stock.

(7)	Mr. Shah is omitted from this table as he was appointed to the Board of Directors on April 16, 2021. He currently holds no shares in the Company.

(8)

Shares reflected in the table include 394,404 shares issuable pursuant to outstanding stock options held by the Stephen and Shauna King Investment Partnership LP (the “Investment Partnership”) that are exercisable within 60 days of April 8, 2021. Stephen and Shauna King Investment Partnership GenPar LLC (“GenPar”) is the general partner of the Investment Partnership. Mr. King is the sole member of GenPar and has sole voting and investment power over all of the shares owned by the Investment Partnership.

(9)	Mr. Chambers joined the board in late-December 2020 and held no shares in the Company.

(10)

Shares reflected in the table include 30,523 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 9,748 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.

(11)	Shares reflected in the table include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Halkyard, all of which are fully vested.
(12)	Mr. Hockin joined the board in early-May 2020 and held no shares in the Company.

(13)	Shares reflected in the table include 165,266 shares issuable pursuant to outstanding stock options held by Mr. Jenkins that are exercisable within 60 days of April 8, 2021.

(14)	Shares reflected in the table include 9,549 shares issuable pursuant to outstanding stock options held by Ms. Mueller, all of which are fully vested.

(15)

Shares reflected in the table include 14,748 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested. On April 9, 2021, Mr. Sheehan exercised and sold 5,000 of the foregoing options.

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(16)	Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested.

(17)	In addition to Messrs. Jenkins and King who each serve as a director.

(18)	Shares reflected in the table include 7,806 shares issuable pursuant to outstanding stock options held by Mr. Bowman that are exercisable within 60 days of April 8, 2021.

(19)	Shares reflected in the table include 7,544 shares issuable pursuant to outstanding stock options held by Mr. Edmund that are exercisable within 60 days of April 8, 2021.

(20)	Shares reflected in the table include 91,964 shares issuable pursuant to outstanding stock options held by Ms. Manning that are exercisable within 60 days of April 8, 2021.

(21)	Shares reflected in the table include 119,647 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 8, 2021.

(22)

Shares reflected in the table include a total of 982,306 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 8, 2021.

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EXECUTIVE OFFICERS

We are furnishing below certain biographical information about our executive officers.

Kevin Bachus	Scott Bowman
Dave & Buster’s Since: 2012	Dave & Buster’s Since: 2019
Age: 53	Age: 54
Food & Beverage Experience: 8 yrs	Food & Beverage Experience: 2 yrs
Entertainment Experience: 23 yrs	Entertainment Experience: 2 yrs

Current Position:	Current Position:
– Senior Vice President of Entertainment and Games Strategy since November 2012.	– Senior Vice President and Chief Financial Officer since May 2019.

Prior Business Experience:	Prior Business Experience:

–  Bebo, Inc., an international social networking site:

•  Chief Product Officer (2010-2012)

–  IMO Entertainment, a social networking services company:

•  EVP and Chief Product Officer (2009-2010)

–  Virrata Games, Inc./Play Day TV, an on-demand tv channel offering family-friendly video games:

•  SVP and Chief Architect (2008-2009)

–  Uprising Studios, a software gaming company:

•  CEO (2006-2008)

–  Nival Interactive, Inc., a European video game developer:

•  CEO (2005-2006)

–  Infinium Labs, Inc., a web technology company:

•  CEO and President (2004-2005)

–  Capital Entertainment Group, Inc., an innovative development “incubation” company:

•  VP of Publishing (2001-2003)

–  Microsoft Corporation, a multinational technology company:

•  Director of Third-Party Relations-Xbox (1999-2001)

•  Group Product Manager-DirectX (1997-1999)

– Hibbet Sports, Inc., a regional sporting goods company: • SVP and CFO (2012-2019) – The Home Depot, Inc.: • Multiple positions, including, Division CFO – Northern Division (2003-2012)

Education: – B.A. Cinema/Television Production, University of Southern California	Education: – B.S. Accounting and Finance, University of Miami, Ohio – M.B.A. Emory University – Goizueta Business School

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Brandon Coleman III	Robert W. Edmund
Dave & Buster’s Since: 2020	Dave & Buster’s Since: 2018
Age: 38	Age: 47
Food & Beverage Experience: 14 yrs	Food & Beverage Experience: 3 yrs
Entertainment Experience: 1 yr	Entertainment Experience: 3 yrs

Current Position:	Current Position:
– Senior Vice President and Chief Marketing Officer since February 2020.	– General Counsel, Secretary and SVP of Human Resources since October 2018.

Prior Business Experience:	Prior Business Experience:

–  Del Frisco’s Restaurant Group, an American multi-brand restaurant company focused on steaks:

•  Various positions, including President of Del Frisco’s Grille (Aug 2017-Nov 2019) and CMO (Dec 2016-Oct 2017)

–  Brava Partners, a consulting group focused on brand strategies and planning:

•  CEO and Management Consultant (Jul 2013-Dec 2016)

–  Snapfinger, Inc., a start-up company focused on mobile app food ordering:

•  CMO (2013)

–  Romano’s Macaroni Grill, an American casual dining brand:

•  CMO (2010-2013)

–  Restaurants Unlimited, Inc., a multi-concept restaurant co.:

•  VP of Marketing (2009-2010)

–  Carino’s Italian Grill, a multi-national Italian casual dining brand:

•  Director of Marketing (2006-2008)

–  KForce Inc., a publicly traded professional staffing and solutions firm focused on technology and accounting & financial services:

•  Various positions, including Chief Talent, Legal & Risk Officer (Feb 2014-Oct 2018)

–  PetSmart, Inc., a leading pet animal products and services retail chain:

•  Various positions, including VP, Legal – Business Operations (2009-Feb 2014)

–  Ohio Business Roundtable, an independent, non-partisan organization of Ohio-based CEOs focused on bettering Ohio’s business climate:

•  Director of Policy and General Counsel (2008-2009)

–  Porter Wright Morris & Arthur LLP., a multi-state full- service law firm:

•  Various positions, including Partner (2004-2008)

Education: – B.B.A. Marketing, Texas A&M University	Education: – B.A. Political Science & Philosophy, The Ohio State University – J.D. Harvard Law School

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JP Hurtado	Margo L. Manning
Dave & Buster’s Since: 2018	Dave & Buster’s Since: 1991
Age: 44	Age: 56
Food & Beverage Experience: 17 yrs	Food & Beverage Experience: 29 yrs
Entertainment Experience: 17 yrs	Entertainment Experience: 29 yrs

Current Position:	Current Position:
– Senior Vice President and Chief Technology & Innovation Officer since February 2021.	– Senior Vice President and Chief Operating Officer since December 2016.

Prior Business Experience:	Prior Business Experience:

–  Dave & Buster’s Entertainment, Inc.:

•  SVP and CIO (May 2019-February 2021)

•  VP and CIO (May 2018-May 2019)

–  Royal Caribbean Cruises, Ltd., a leading global cruise line operator:

•  Multiple positions (2004-2018), including, AVP, Shipboard Technology (2016-2018) and AVP, Asia Information Technology (2014-2018)

–  Dave & Buster’s Entertainment, Inc.:

•  SVP of Human Resources (November 2010-December 2016)

•  SVP of Training and Special Events (September 2006-November 2010)

•  VP of Training and Sales (June 2005-September 2006)

•  VP of Management Development (September 2001-June 2005)

–  Dave & Buster’s Entertainment, Inc. and predecessor companies:

•  AVP of Team Development (December 1999-September 2001)

•  Various capacities with increasing responsibilities (1991-1999)

Education: – B.A. Decision & Information Sciences, University of Florida	Education: – B.A. Advertising & Marketing, Southern Methodist University – M.H.M. University of Houston
Michael J. Metzinger	John Mulleady
Dave & Buster’s Since: 2005	Dave & Buster’s Since: 2012
Age: 64	Age: 60
Food & Beverage Experience: 34 yrs	Food & Beverage Experience: 8 yrs
Entertainment Experience: 15 yrs	Entertainment Experience: 8 yrs

Current Position:	Current Position:
– Vice President-Accounting and Controller since January 2005.	– Senior Vice President of Real Estate and Development since April 2012.

Prior Business Experience:	Prior Business Experience:
– Carlson Restaurants Worldwide, Inc.: • Various positions, including, Executive Director-Financial Reporting (1986-2005)

–  BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:

•  SVP, Director of Real Estate (2008-2012)

–  Circuit City Stores, Inc., a consumer electronics retailer:

•  VP of Real Estate (2006-2008)

–  The Home Depot, Inc.:

•  Director of Construction (1999-2006)

Education: – B.B.A. Accounting and Finance, University of Texas at Austin	Education: – B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific – M.S. Construction Management, University of California, Berkeley

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation

The Compensation Committee of our Board of Directors is responsible for establishing our compensation philosophy and ensuring each element of our compensation program encourages high levels of performance among the executive officers and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with both the Company’s short- and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and a cash- and equity-based long-term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

	• Compensation Discussion and Analysis	P. 27
	• Compensation Practices	P. 28
	• COVID-19 Action Plan	P. 31
	• Elements of Compensation	P. 32
	• Stock Ownership Guidelines	P. 35
	• 2020 Summary Compensation Table	P. 37
	• Employment Agreements	P. 42
	• Potential Payments Upon Termination or Change in Control	P. 42

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2020. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2020 and addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2020, our NEOs are:

•	Brian A. Jenkins – Chief Executive Officer
•	Scott Bowman – Chief Financial Officer
•	Margo L. Manning – Senior Vice President and Chief Operating Officer
•	John B. Mulleady – Senior Vice President of Real Estate and Development
•	Robert W. Edmund – General Counsel, Secretary and Senior Vice President of Human Resources

Business, Strategy and Performance Highlights for Fiscal 2020

Please see the highlights for fiscal 2020 set forth on pages 4-6 of the Summary section of this Proxy Statement.

Compensation Philosophy and Overall Objectives of Executive Compensation Programs

Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.

Pay for Performance—This ensures that we align the interests of senior executives with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to multi-year value creation.

Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of a selected peer group of other restaurant and entertainment companies of comparable size and business models as well as other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, considering not only competitive market data, but also factors such as company, business unit, and individual performance, scope of responsibility, critical needs and skill sets, experience, leadership potential, and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.

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Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive plan (the “LTIP”) implemented pursuant to the 2014 Stock Incentive Plan, we use a series of vehicles to reinforce this commitment to sustained shareholder value creation.

Through this combination of vehicles and the design of our programs, we ensure that our expectation for continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.

Our compensation philosophy guides us in our annual review of compensation, the assessment of the right pay for performance relationship and ensures that when strong performance is achieved, it is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes will be made to reestablish the right alignment.

In sum, this philosophy is designed to ensure that shareholders see a return for their investment in our Company and that we are getting the right return on our leadership compensation investment.

In 2020, as noted above and in more detail below, the Company faced unique circumstances associated with the COVID-19 Pandemic. As described in last year’s Proxy Statement, the Compensation Committee believed it was critical to incent retention of key talent in the Company through the use of one-time stock-based awards in lieu of the Company’s annual and long-term incentive plans. The 2020 Business Recovery and Transformation Plan is described in more detail below. Looking forward, the Compensation Committee expects to transition back to use of annual and long-term incentive compensation plans similar to those used by the Company pre-pandemic and has made substantial progress on this transition in the plans it has approved for fiscal 2021.

Compensation Practices

The following list summarizes executive compensation practices that we have to drive performance as well as executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓  Set stock ownership guidelines for executives and directors

✓  Review tally sheets for executives

✓  Disclose performance goals for incentive payments

✓  Set maximum payout caps on our annual and long- term incentives

✓  Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)

✓  Subject all variable pay to a compensation recovery “clawback” policy

✓  Have double-trigger change in control agreements

✓  Independent Compensation Committee advised by an independent compensation consultant

✓  Enforce strict insider trader policies and black-out periods for executives and directors

What We Do Not Do

×   No hedging or pledging of our stock by executives or directors

×   No dividends paid on unearned performance-based shares

×   No excise tax gross-ups to any executive

×   No repricing or cash buyout of underwater stock options

×   No market timing in granting of equity awards

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Shareholder Say-on-Pay Vote for 2020 and Compensation Actions Taken

While not required by SEC proxy disclosure rules, last year we felt it was imperative to be timely and completely transparent to our investors not only about our 2019 pay practices, but also about the unique changes to our compensation program in 2020. Our investors were supportive of these pay actions as evidenced by the overwhelming (99%) support of our Say-on-Pay vote. The positive result of this vote is one of the many factors our Compensation Committee considers in evaluating our executive compensation program. Management and the Board intend to transition to the Company’s performance-based short- and long-term incentive programs as the business recovers, and its programs for 2021 reflect progress in this transition.

Procedures for Determining Compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide our compensation decisions, including compensation of our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an officer’s individual performance (other than himself) and an analysis of our corporate performance. By a delegation of authority from the Board of Directors, the Compensation Committee has final authority regarding the overall compensation structure for the executive officers, including the NEOs.

The compensation of our executive officers typically consists primarily of four major components:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	other benefits.

Each of these components is discussed in detail in “Elements of Compensation” below.

When making compensation decisions, the Compensation Committee considers, among other things:

•	the Company’s short- and long-term performance relative to financial and strategic targets;

•	the executive officer’s prior experience and sustained individual performance;

•	the significance of the executive officer’s contributions to the ongoing success of the Company;

•	the scope of the executive officer’s responsibilities;

•	the future value the executive officer is expected to bring to the Company; and

•	the results of benchmarking studies, which illustrate value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.

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Annually, the Compensation Committee engages a compensation consulting firm to conduct a benchmarking study of executive compensation programs, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation. Due to the environment created by the COVID-19 Pandemic in fiscal 2020, the Compensation Committee elected to forgo commissioning a new benchmarking study and instead used the results of the benchmarking study completed by Aon Consulting in fiscal 2019 to inform their decisions in fiscal 2020. In 2019, Aon Consulting evaluated our market competitiveness against (a) a custom peer group and (b) Aon Consulting’s Total Compensation Measurement survey of retail companies. The peer group against which we compared ourselves in fiscal 2019 and fiscal 2020 includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino & gaming companies; (iv) hotels, resorts & cruise lines; and (v) leisure facilities. At the time of comparison, all members of the peer group were publicly traded companies that had revenues between 0.3 times to 2.5 times our revenue and in aggregate, had a restaurant/entertainment mix similar to our income mix:

BJ’s Restaurants, Inc.	Cracker Barrel Old Country Store, Inc.	Red Robin Gourmet Burgers, Inc.
Bloomin’ Brands	Dine Brands Global, Inc.	SeaWorld Entertainment, Inc.
Brinker International, Inc.	Eldorado Resorts, Inc.	Six Flags Entertainment Corporation
Cedar Fair, L.P.	International Speedway Corporation	Speedway Motorsports, Inc.
The Cheesecake Factory Incorporated	The Marcus Corporation	Texas Roadhouse, Inc.
Churchill Downs Incorporated	Penn National Gaming, Inc.	Vail Resorts, Inc.
Cinemark Holdings, Inc.

Few direct comparable peers to the Company exist among the peer group. As a result, due to the size differences among the peer group and the Company, Aon Consulting used regression analysis to size-adjust the results. Aon Consulting had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.

In fiscal 2021, the Compensation Committee has engaged compensation consulting firm FW Cook to conduct a new benchmarking study and provide updated analysis and advice to the Compensation Committee.

Pay for Performance Alignment

Typically, we work to leverage our executive compensation structure to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below, link each executive officer’s annual income to the achievement of short- and long- term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive may be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.

In evaluating whether the compensation programs appropriately link each executive officer’s compensation to Company performance, the Compensation Committee reviews and evaluates the achievements of the Company in the fiscal year. During fiscal 2020, the Company experienced declines in total revenues and comparable store sales from the COVID-19 Pandemic. The temporary shutdown of our stores resulted in the Company’s broad reduction of expenses, subsequent gradual reopening of stores and recalling of many furloughed team members, and increased liquidity by selling shares of common stock and restructuring of long-term debt. Key accomplishments are more specifically detailed in our Annual Report on Form 10-K. The COVID-19 Pandemic necessitated temporary changes to the Company’s compensation approach for the year, which the Compensation Committee anticipated and described in last year’s Proxy Statement. Those changes are summarized in more detail in the next section.

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COVID-19 Action Plan

The COVID-19 Pandemic has had wide-spread impact on the economy and has been particularly devastating on the restaurant and entertainment industry, with sweeping nationwide-closures of non-essential businesses as mandated by local and federal governments. To protect the health and safety of guests and employees, and in full cooperation with local authorities and health official recommendations, the Company temporarily suspended all store operations as of March 20, 2020.

In April 2020, the Company announced strategic actions to increase liquidity, reduce operating expenses, and preserve cash as it navigates through unprecedented Company and industry disruption and seeks to position its operations for accelerated recovery. These actions included decisive and deliberate changes to pay levels and pay structure for our executives in the face of great market uncertainty and industry instability. Compensation actions included:

•

2019 Bonus. Certain milestones for the fiscal 2019 Executive Incentive Plan were achieved, but in light of the extraordinary impact of the COVID-19 Pandemic on the Company’s near-term liquidity, management recommended, and the Compensation Committee approved, delayed payment of the awards and payment of the awards for all named executive officers and many other plan participants in stock rather than cash.

•

2020 Base Salary. Management recommended, and the Compensation Committee approved, temporary corporate-wide base salary reductions beginning in April. This included 50% salary reductions for our Chief Executive Officer, Brian Jenkins, as well as all Senior Vice Presidents reporting to the CEO. The Company also eliminated merit-based increases in base salaries for 2020.

•	Suspension of Cash Payments to Board of Directors. The Compensation Committee suspended payment of all cash components of director compensation for the last three quarters of fiscal year 2020.

•

2020 Short and Long-Term Bonus Program. The Compensation Committee suspended the fiscal 2020 annual and long-term bonus plan in efforts to preserve liquidity and due to the inability to establish long-term performance goals in light of ongoing business uncertainty, and replaced the plans with a stock-based award to support the 2020 Business Recovery and Transformation Plan described below.

•

2020 Business Recovery and Transformation Plan. This plan was designed to address the immediate cash liquidity needs to stabilize the business, prepare for recovery given the extraordinary impact of the COVID-19 Pandemic on our finances and business operations, and incentivize retention of key team members. The objective was to align management and investor interests and maintain business continuity through the crisis and for the long term. The 2020 Business Recovery and Transformation Plan replaced both the fiscal 2020 short-term bonus opportunity, typically paid in cash for the achievement of annual performance goals, as well as the fiscal 2020 long-term incentive grant opportunity, historically consisting of performance shares/cash and stock options. The 2020 Business Recovery and Transformation Plan was made up of two equally weighted equity-based awards, performance-based Market Stock Units (MSUs) and Restricted Stock Units (RSUs). MSUs are performance stock units, earned based on absolute stock price performance. The actual number of MSUs delivered is directly correlated to the absolute change in the Company’s stock price growth as measured on the first anniversary of grant. Given the uncertainty of the current environment, the Compensation Committee did not believe it feasible to establish long-term performance goals as was the historic practice for the Company. Instead, measuring the change in stock price was determined to be the most appropriate way to hold management accountable for the success of the 2020 Business Recovery and Transformation Plan. Any earned RSUs and MSUs are subject to 3-year pro rata vesting. This is a plan for fiscal 2020 only; management and the Board intend to transition to performance-based short- and long-term incentive programs as soon as possible following the COVID-19 Pandemic and the reopening of the Company’s stores.

Keeping Shareholders Informed

The Committee acknowledges the significance of these changes but believes that these actions were necessary to stabilize, motivate and retain an experienced management team and were in the best interest of stockholders during such an unprecedented time. As such, the Committee and the management team felt it important to be fully transparent about these changes in “real-time” by describing these actions in 2020 proxy statement.

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Elements of Compensation

Base Salary

A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash payment, expressed as an annualized salary. The salary component was designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes that having base salary levels that position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each NEO’s base salary (generally targeting the 50th percentile of the benchmark data) to determine appropriate merit- and market-based increases to each executive’s base salary. In fiscal 2020, there were no merit-based increases to base salary for any of the NEOs, as noted in the chart below.

Name	New Base	Previous Base	Percentage Increase
Brian A. Jenkins	$780,000	$780,000	0%
Scott Bowman	$455,000	$455,000	0%
Margo L. Manning	$465,000	$465,000	0%
John B. Mulleady	$412,000	$412,000	0%
Robert W. Edmund	$395,000	$395,000	0%

In fiscal 2020, to preserve liquidity, each member of the corporate team was subject to a temporary salary reduction for a twelve-week period, beginning in April 2020. This included a 50% salary reduction for our Chief Executive Officer, as well as all Senior Vice Presidents reporting to him, including all NEOs.

Annual Incentive Awards

The Executive Incentive Plan created under the 2014 Stock Incentive Plan (the “Executive Incentive Plan”) is designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that delivers a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.

In considering and approving the annual plan design, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee relies on input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.

As noted above, in fiscal 2020, due to the growing uncertainty around the COVID-19 Pandemic and to preserve liquidity, the Company suspended the use of an Annual Incentive Plan. Instead, as disclosed in the “COVID-19 Action Plan” described on p. 31 the Compensation Committee replaced the plan with a stock-based award to support the 2020 Business Recovery and Transformation plan described on 33.

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Long-term Incentive Awards

The Compensation Committee believes that it is essential to align the interests of the executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock- based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Stock Incentive Plan.

Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to executive officers, including the NEOs, and other key management personnel. In determining whether to award grants, the Compensation Committee considers Company performance, individual performance, the significance of individuals’ contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee considers the benchmarking data and additional analysis provided by the compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs. Historically, annual equity awards are granted in April.

As noted above, in fiscal 2020, due to the growing uncertainty around the COVID-19 Pandemic, the Company suspended the traditional long-term incentive awards. Instead, as disclosed in the “COVID-19 Action Plan”, the Compensation Committee replaced the plan with a stock-based award to support the 2020 Business Recovery and Transformation plan.

2020 Business Recovery and Transformation Plan

In April 2020, we announced the adoption of the 2020 Business Recovery and Transformation Plan. This plan was designed to address the immediate cash liquidity needs to stabilize the business, prepare for recovery given the extraordinary impact of the COVID-19 Pandemic on our finances and business operations, and incentivize retention of key team members. The objective was to align management and investor interests and maintain business continuity through the crisis and for the long term. The 2020 Business Recovery and Transformation Plan replaced both the fiscal 2020 annual incentive plan, typically paid in cash for the achievement of annual performance goals, as well as the fiscal 2020 long-term incentive grant opportunity, historically consisting of performance shares/cash and stock options.

The Plan is made up of two equally weighted equity-based awards, performance-based Market Stock Units (MSUs) and Restricted Stock Units (RSUs). MSUs are performance stock units, earned based on absolute stock price performance. The actual number of MSUs delivered is directly correlated to the absolute change in the Company’s stock price growth as measured on the first anniversary of grant. Given the uncertainty of the environment at the time of the grant, the Compensation Committee did not believe it feasible to establish long-term performance goals, as was the historic practice for the Company. The design of the performance based MSUs are notably different from our traditional performance awards granted pre-pandemic, which were historically based on financial goals measured over a cumulative three-year performance period. We deliberately adopted the unique MSU design to address the near-term business priorities that would have a long-term impact on business operations and shorten the recovery period. At the time the 2020 Business Recovery and Transformation Plan was being developed, we were facing unprecedented store closings as mandated by local and federal governments. Setting quantitative financial goals for any meaningful future period was not feasible as we could not predict the timing of our complete return to service or the nature of any future regulations such as prohibitions around gathering in groups and the practice of social distancing, which have a direct impact on our business operations. In addition, the COVID-19 Pandemic’s impact on our stock price was devastating. The tremendous market volatility and the degree of disruption on us and the entire restaurant industry was unprecedented, as evidenced by the more than 100,000 U.S. restaurant closures in 2020 as reported by the National Restaurant Association. The market uncertainty placed critical emphasis on our share price recovery. We believe this program directly contributed to driving the appropriate behaviors by the management team to stabilize the business and accelerate stock price recovery for our investors. Any earned RSUs and MSUs are subject to 3-year pro rata vesting. This is a plan for fiscal 2020 only; management and the Board intend to return to performance-based short- and long-term incentive programs for fiscal 2021. The fiscal 2020 RSU and MSU grants for our NEOs are more specifically detailed in the Grants of Plan-Based Awards in Fiscal 2020 table on p.39.

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2018 Long Term Incentive Award Payout. During fiscal 2018, the Compensation Committee awarded executive officers, including the NEOs, and other key management personnel a combination of service-based Stock Options with gradual vesting schedules, and Performance RSUs (“PSUs”) and Performance Cash that would vest upon the attainment of pre-established cumulative performance targets during the 2018, 2019, and 2020 fiscal years.

	2018-2020 PSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)
Below Threshold	Below $ 730.9	Below 85.0%	0.0%	Below 2.38%	Below 85.0%	0.0%
Threshold	$ 730.9	85.0%	50.0%	2.38%	85.0%	50.0%
Target	$ 859.9	100.0%	100.0%	2.80%	100.0%	100.0%
Maximum	$1,031.8	120.0%	200.0%	4.25%	151.8%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

Prior to the COVID-19 Pandemic, the 2018-2020 performance awards were on pace to payout more than 110% of target value. At the close of the performance period, the audited 3-year Cumulative EBITDA and 3-Year Cumulative ROIC performance did not meet the performance thresholds originally established in 2018. The Compensation Committee considered the punitive impact of the COVID-19 Pandemic on the 2018-2020 performance awards, but ultimately decided not to make any adjustments to the original goals or the financial results on account of the COVID-19 Pandemic. As such there was no payout associated with the 2018-2020 LTI awards. The tables below outline the performance results.

Component	Target	Actual	% of Target	Payout %
Cumulative EBITDA(1)	$859.9	446.0	51.9%	0.0%
3-Year Cumulative ROIC	2.8%	1.7%	60.7%	0.0%

(1)	Dollar amounts are represented in millions and include allowable pre-established adjustments for non-recurring items.

Other Benefits

Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the 401(k)-retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See “2020 Nonqualified Deferred Compensation” for a discussion of the SERP.

Perquisites and Other Benefits. We offer our NEOs a modest perquisite allowance and an annual executive physical. We believe these perquisites, which comprise less than 5% of each NEO’s total compensation, are reasonable and round out a competitive compensation program that enhances our ability to attract and retain executive talent. See “2020 Summary Compensation Table.”

Severance Benefits. We have entered into employment agreements with each of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See “Employment Agreements.”

Deductibility of Executive Compensation

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. U.S. tax reform which became effective in 2017 expanded the types of compensation included in determining tax deduction limits, consequently, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future. For federal income taxes, compensation is an expense that is fully tax- deductible for almost all our U.S. employees.

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CEO Pay Ratio

The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2020 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 9, 2020. As Canadian employees account for less than 5% of our total employee population, we excluded Canadian employees from the median calculation. Our total employee population was 9,622 and our total employee population without our Canadian employees was 9,318. The median employee was identified using all earnings for fiscal 2020, as reported in our payroll system. Compensation was annualized for all employees including Mr. Jenkins, other than seasonal or temporary employees, based on the number of days employed during fiscal 2020. Payments which were not expected to be repeated throughout the year were not annualized. Mr. Jenkins had fiscal 2020 annual total compensation of $3,260,946 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2020 was $17,559 (based on the same methodology used for the Summary Compensation Table). Mr. Jenkins’s annual total compensation was approximately 185.7 times that of our median employee.

Stock Ownership Guidelines for Officers

Our ownership guidelines were established to further align the interests of our Chief Executive Officer, NEOs and senior executive officers with shareholders and encourage each such executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each such executive officer must hold a multiple of his or her annual base salary in the Company’s stock and include the following holding requirement:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	6 times
Chief Financial Officer and Chief Operating Officer	3 times
Other Senior Vice Presidents	2 times

Equity counted toward the ownership requirement includes stock ownership, vested and unexercised stock options, time-based restricted stock or other similar plan holdings, and stock beneficially owned in a trust. Any executives hired or promoted into a senior executive officer role has five years from the date of hire or promotion to achieve the requirement. If at time of measurement, a senior executive officer is not in compliance with this guideline, such officer is prohibited from selling 50% of any new equity award issued to them (net of taxes) until such time as they come into compliance.

Clawback Policy

The Company has adopted a clawback policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation of the Compensation Committee, determines that, as a result of a restatement of our financial statements because of material noncompliance with any financial reporting requirement under the securities laws, an executive officer has received more compensation than would have been paid absent the incorrect financial statements, within the three-year period immediately preceding the date on which the Company is required to prepare the restatement, the Board of Directors, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive officer; (ii) causing the partial or full cancellation of MSUs, RSUs, PSUs, Performance Cash, and Stock Options; (iii) adjusting the future compensation of such executive officer; and (iv) dismissing or taking legal action against the executive officer, in each case as the Board, upon recommendation of the Compensation Committee, determines to be in the Company’s best interests and that of our shareholders. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement (including compliance with the Dodd-Frank Act), will be subject to the deductions and clawback as may be required by law, government regulation or stock exchange listing requirement.

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Risk Assessment Disclosure

Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, on April 14, 2021 the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Michael J. Griffith, Chair
James P. Chambers
John C. Hockin
Patricia H. Mueller
Jennifer Storms

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2020 Summary Compensation Table

The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2020, 2019, and 2018 to or for each of our NEOs.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Brian A. Jenkins (CEO)	2020	690,000	—	2,539,146	—	—	31,800	3,260,946
	2019	772,500	—	721,866	1,031,242	475,578	42,982	3,044,168
	2018	610,281	—	2,224,979	499,999	720,667	42,234	4,098,160
Scott Bowman (CFO)	2020	402,500	—	784,705	—	—	78,534	1,265,739
	2019	341,250	50,000	259,212	227,486	129,973	55,038	1,062,959
Margo L. Manning (SVP and COO)	2020	411,346	—	1,053,158	—	—	26,073	1,490,577
	2019	458,750	—	246,359	351,986	282,687	33,276	1,373,058
	2018	433,750	—	262,478	374,999	320,767	32,896	1,424,890
John B. Mulleady (SVP of Real Estate and Development)	2020	364,461	—	710,532	—	—	25,238	1,100,231
	2019	412,000	—	173,025	247,199	316,657	26,400	1,175,281
	2018	409,001	—	139,986	199,987	355,910	26,382	1,131,266
Robert W. Edmund (General Counsel, Secretary and SVP of Human Resources)	2020	349,423	—	610,083	—	—	25,228	984,734
	2019	391,250	—	—	—	112,833	26,040	530,124
	2018	131,539	150,000	150,000	—	59,013	20,180	510,732

(1)	The following salary deferrals were made under the SERP in fiscal 2020: Mr. Jenkins, $60,000; Mr. Bowman, $21,000; and Ms. Manning, $101,227.

(2)

Amounts in this column includes the aggregate grant date fair value of performance RSUs, MSUs, at target, calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2020 appears in Note 8: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for performance RSUs and MSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The value of the MSUs granted in fiscal 2020, assuming achievement of the maximum performance level of 200% and based on the Company’s stock price on the date the grant was approved, would have been: Mr. Jenkins, $2,679,856; Mr. Bowman, $828,189; Ms. Manning, $1,111,514; Mr. Mulleady, $749,914; and Mr. Edmund $643,885.

(3)

No options were granted to our NEOs in fiscal 2020. Amounts in this column for fiscal 2018 and 2019 grants reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The amounts shown represent the fair market value at grant date of equity granted to NEO’s in each fiscal year presented pursuant to ASC Topic 718. These amounts do not include any reduction in value for the possibility of forfeiture. Stock awards for each fiscal year includes awards subject to performance conditions that were valued based on the probability that performance targets will be achieved.

(4)

Amounts in this column for 2020 reflect that no annual incentive was earned for fiscal 2020 under the Executive Incentive Plan and no cash earned for the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2018. Amounts in this column for 2019 reflect annual incentive earned for fiscal 2019 under the Executive Incentive Plan and the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2017. As disclosed in the COVID-19 Action Plan in last year’s proxy, annual incentive payments for fiscal 2019 were delayed and were settled in stock rather than cash. Amounts in this column for 2018 reflect annual incentive earned for fiscal 2018 under the Executive Incentive Plan and the cash portion of the Long-Term Incentive Plan awarded to each NEO in 2016.

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(5)	The following table sets forth the components of “All Other Compensation” for fiscal 2020:

Name	Perquisite Allowance ($)	Company Contributions to Retirement & 401(k) Plans(a) ($)	Executive Medical ($)	Non-Qualified Moving Expenses	Total ($)
Brian A. Jenkins	30,000	1,800	0	0	31,800
Scott Bowman	25,000	1,050	0	52,484	78,534
Margo L. Manning	25,000	1,073	0	0	26,073
John B. Mulleady	25,000	238	0	0	25,238
Robert W. Edmund	25,000	228	0	0	25,228

(a)

Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s performance during fiscal 2020 and the Company’s fixed contributions to the 401(k) plan and SERP that were made during fiscal 2020. In March 2020 all future Company contributions to the 401(k) and SERP were suspended indefinitely.

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Grants of Plan-Based Awards in Fiscal 2020

The following table shows the grants of plan-based awards to the named executive officers in fiscal 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian A. Jenkins	Cash Incentive
	Performance Cash
	MSUs(1)	5/6/2020				0	87,577	175,154				1,339,928
	RSUs(2)	5/6/2020							110,936			1,199,218
	Stock Options
Scott Bowman	Cash Incentive
	Performance Cash
	MSUs(1)	5/6/2020				0	27,065	54,130				414,095
	RSUs(2)	5/6/2020							34,284			370,610
	Stock Options
Margo L. Manning	Cash Incentive
	Performance Cash
	MSUs(1)	5/6/2020				0	36,234	72,648				555,757
	RSUs(2)	5/6/2020							46,013			497,401
	Stock Options
John B. Mulleady	Cash Incentive
	Performance Cash
	MSUs(1)	5/6/2020				0	24,507	49,014				374,957
	RSUs(2)	5/6/2020							31,043			335,575
	Stock Options
Robert W. Edmund	Cash Incentive
	Performance Cash
	MSUs(1)	5/6/2020				0	21,042	42,084				321,943
	RSUs(2)	5/6/2020							26,655			288,141
	Stock Options

(1)

MSUs – The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s MSU component of the 2020 Business Recovery and Transformation Plan. The minimum award level is 0% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout.

(2)	RSUs – The shares shown reflect an award of RSUs in accordance with the 2020 Business Recovery and Transformation Plan.

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Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards						Stock Awards
NAME	EXERCISABLE		UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED		INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(17) ($)
Brian A. Jenkins	20,474	(1)	40,946	(2)	51.68	4/11/2029	110,936	(7)	3,774,043
	21,702	(1)	10,850	(3)	41.65	4/12/2028	175,154	(8)	5,958,739
	29,655	(1)	0		49.59	9/7/2027	13,968	(9)	475,191
	14,379	(1)	0		59.67	4/7/2027	8,403	(10)	285,870
	25,227	(1)	0		39.10	4/7/2026	33,590	(11)	1,142,732
	22,506	(1)	0		31.71	4/9/2025	5,041	(12)	171,495
	61,183	(1)	0		16.00	10/9/2024
Scott Bowman	3,903	(1)	7,805	(4)	58.46	5/6/2029	34,284	(7)	1,166,342
							54,130	(8)	1,841,503
							2,724	(9)	92,670
							1,140	(13)	38,783
Margo L. Manning	6,988	(1)	13,976	(2)	51.68	4/11/2029	46,013	(7)	1,565,362
	16,276	(1)	8,138	(3)	41.65	4/12/2028	72,648	(8)	2,471,485
	14,565	(1)	0		59.67	4/7/2027	4,767	(9)	162,173
	14,275	(1)	0		39.10	4/7/2026	6,302	(10)	214,394
	7,234	(1)	0		31.71	4/9/2025	5,446	(14)	185,273
	17,396	(1)	0		16.00	10/9/2024
	5,683	(5)	0		5.07	3/8/2022
John B. Mulleady	4,908	(1)	9,815	(2)	51.68	4/11/2029	31,043	(7)	1,056,083
	8,680	(1)	4,340	(3)	41.65	4/12/2028	49,014	(8)	1,667,456
	9,121	(1)	0		59.67	4/7/2027	3,348	(9)	113,899
	14,230	(1)	0		39.10	4/7/2026	3,361	(10)	114,341
	14,282	(1)	0		31.71	4/9/2025	3,351	(15)	114,001
	38,225	(1)	0		16.00	10/9/2024
	20,953	(6)	0		9.34	9/27/2023
Robert W. Edmund	3,772	(1)	7,544	(4)	51.68	4/11/2029	26,655	(7)	906,803
							42,084	(8)	1,431,698
							2,573	(9)	87,533
							818	(16)	27,828

(1)	These options represent vested service-based options granted under the 2014 Stock Incentive Plan.

(2)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. One-half of these options will vest on each of April 11, 2021 and April 11, 2022.

(3)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. These options will vest on April 12, 2021.

(4)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. One-half of these options will vest on each of May 6, 2021 and May 6, 2022.

(5)	These options represent vested service-based options granted under the 2010 Stock Incentive Plan.

(6)	These options represent vested performance-based options granted under the 2010 Stock Incentive Plan.

(7)	These grants reflect RSUs awarded under the 2020 Business Recovery and Transformation Plan. These RSUs vest in equal installments on May 6, 2021, May 6, 2022 and May 6, 2023.

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(8)

These grants reflect maximum Market Share Units (“MSUs”) awards under the 2020 Business Recovery and Transformation Plan. These MSUs vest in equal installments on May 6, 2021, May 6, 2022 and May 6, 2023. The target MSUs received by Mr. Jenkins is 87,577, Mr. Bowman is 27,065, Ms. Manning is 36,324, Mr. Mulleady is 24,507 and Mr. Edmund is 21,402.

(9)	These grants reflect target RSU awards under the Fiscal 2019-2021 LTIP.

(10)	These grants reflect target RSU awards under the Fiscal 2018-2020 LTIP.

(11)	This grant reflects an award of RSUs to Mr. Jenkins in connection with his succession to CEO of the Company. These RSUs vest in equal installments on June 11, 2021 and June 11, 2022.

(12)

This grant reflects an award of RSUs to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on September 7, 2021 and September 7, 2022.

(13)	This grant reflects an award of RSUs to Mr. Bowman in connection with his joining the Company. One-half of these RSUs vest on each of May 6, 2021 and May 6, 2022.

(14)

This grant reflects an award of RSUs to Ms. Manning in recognition of her strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(15)

This grant reflects an award of RSUs to Mr. Mulleady in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(16)	This grant reflects an award of RSUs to Mr. Edmund in connection with his joining the Company. These RSUs vest on October 8, 2021.

(17)

The market value is equal to the number of shares underlying the units based on achieving target or maximum performance goals, as applicable, multiplied by the closing market price ($34.02) of the Company’s common stock on January 29, 2021, the last trading day of the Company’s fiscal year. Actual payout and market value are dependent on achievement in any remaining term of the measurement period. Subsequent to the end of the 2020 fiscal year, attainment under the 2018 Long Term Incentive Plan was calculated. The actual number of shares awarded to each NEO under that plan are detailed in the table in the 2018 Long Term Incentive Award Payout discussion on pp. 33-34.

Fiscal 2020 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK VESTED
NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting ($)
Brian A. Jenkins	38,808	$328,273	4,076	$51,928
Scott Bowman	—	—	570	$ 7,518
Margo L. Manning	—	—	4,129	$52,603
John B. Mulleady	—	—	2,586	$32,946
Robert W. Edmund	—	—	818	$13,121

(1)	These shares do not reflect reductions for shares withheld for taxes at time of distribution.

2020 Nonqualified Deferred Compensation

The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. Each pay period, the Company matches 25% of the employee’s contributions, up to the first 6% of salary deferred. At the end of the year, if the Company’s EBITDA target is forecasted to be met, the Company may contribute an additional amount, equal to the employer match contributed each pay period. As part of the COVID-19 Action Plan announced in April 2020, the Company suspended matches to both the 401(k) and SERP plans. Employer contributions to a participant’s account vest in equal portions over the first five years a participant is eligible to participate in the SERP and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Employer contributions are fully vested after five years of eligibility. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.

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The following table shows contributions to each NEO’s deferred compensation account in fiscal 2020 and the aggregate amount of such officer’s deferred compensation as of January 31, 2021.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Brian A. Jenkins	60,000	1,350	90,988	990	749,390
Scott Bowman	21,000	787	4,945	(253)	29,041
Margo L. Manning	101,227	805	206,382	2,159	1,373,061
John B. Mulleady	—	—	—	—	—
Robert W. Edmund	—	—	—	—	—

(1)	Amounts are included in the “Salary” column of the “2020 Summary Compensation Table.”

(2)	Amounts shown are matching contributions pursuant to the deferred compensation plan. These amounts are included in the “All Other Compensation” column of the “2020 Summary Compensation Table.”

(3)	No amount reported in this column was reported as compensation to the officer in the “2020 Summary Compensation Table” in previous years.

(4)

The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the “Summary Compensation Table” in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the “Summary Compensation Table” in the years when the executive contributions were made.

Employment Agreements

We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non- competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. Our NEOs are also entitled to participate in the Executive Incentive Plan, the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs also receive an annual perquisite allowance. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us.

Potential Payments Upon Termination or Change of Control

The following is a discussion of the rights of the NEOs under the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.

Payments pursuant to 2010 Stock Incentive Plan

Pursuant to the 2010 Stock Incentive Plan, certain vested stock options shall terminate on the earliest of (a) the day on which the executive officer is no longer employed by us due to the termination of such employment for cause, (b) the thirty-first day following the date the executive officer is no longer employed by us due to the termination of such employment upon notice to us by the executive officer without good reason having been shown, (c) the 366th day following the date the executive officer is no longer employed by us by reason of death, disability, or due to the termination of such employment (i) by the executive officer for good reason having been shown or (ii) by us for reason other than for cause, or (d) the tenth anniversary of the date of grant. All options that are not vested and exercisable on the date of termination of employment shall immediately terminate and expire on such termination

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date. Following the adoption of the 2014 Stock Incentive Plan, no further grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, or cash-based awards will be made pursuant to the 2010 Stock Incentive Plan.

Payments pursuant to 2014 Stock Incentive Plan

The following tables address grants under the 2014 Stock Incentive Plan.

Stock Options

Reason for Termination	Unvested	Vested
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Continued vesting per grant terms	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term

Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Immediate vesting upon termination	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term

(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)

Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company. If all Stock Options and the Plan are terminated as part of the change in control of the Company, the above is not applicable.

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Performance Based RSUs and Cash, RSUs & MSUs

Reason for Termination	Performance Based RSUs and Performance Cash	Time Based RSUs	MSUs
Fiscal 2020 & prior grants
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Settlement based on actual performance for full performance period notwithstanding termination of service	Settlement prorated for term of service between grant date and death or disability(3)(4)	Settlement based on actual performance for full performance period notwithstanding termination of service
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Immediate forfeiture of unvested RSUs(5)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change in control(2)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service(3)	Settlement based on performance as of change in control for full performance period notwithstanding termination of service
Any other reason	Immediate forfeiture	Immediate forfeiture of unvested RSUs(3)(5)	Immediate vesting and settlement

Fiscal 2021 & later grants
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs	Immediate forfeiture
Death or disability	Immediate vesting and settlement based on target performance for full performance period notwithstanding termination of service	Immediate vesting and settlement	Settlement based on target performance for full performance period, if prior to end of full performance period, notwithstanding termination of service
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Continued vesting per grant terms	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period
Change in control(2)	Convert to time-based RSUs based on target performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule	Immediate vesting upon termination	Convert to time-based RSUs based on actual performance for full performance period; continued vesting per grant terms; settlement to occur upon earlier of termination or original vesting schedule
Any other reason	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period

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(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)	Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company.

(3)

Mr. Jenkins received a grant of time-based shares fiscal 2018. Under the terms of his award agreement, he is entitled to full settlement in the event of death or disability (notwithstanding termination of service), full settlement in the event of a change in control termination of service (notwithstanding termination of service), and a prorated settlement based on term of service between grant date and termination date of service in the event of a termination of service without cause or for good reason (notwithstanding termination of service).

(4)	For Time-Based RSUs granted in fiscal 2020, RSUs immediately vest upon death or disability or termination of service (as applicable).

(5)	For Time-Based RSUs granted in fiscal 2020, settlement is prorated for term of service between grant date and termination of service.

If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Payments pursuant to Employment Agreements

Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. Jenkins and Bowman and Ms. Manning have made contributions to a deferred compensation account.

Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under “Involuntary Termination Not for Cause” and the officer shall execute a release of the Company.

Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary (24 months of severance pay for Mr. Jenkins at his then current base salary plus his target bonus), the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year (this amount is not applicable to Mr. Jenkins), 12 months continuation of such officer’s perquisite allowance, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

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Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.

Termination for Good Reason. In the event the officer chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under “Involuntary Termination Not for Cause.”

Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under “Involuntary Termination Not for Cause.” However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Stock Incentive Plan) and certain other liquidity events had occurred as of January 31, 2021 (the last day of fiscal 2020).

Name	Benefit	Resignation ($)	Termination W/Out Cause($)	Termination With Cause($)	Termination for Good Reason($)	Death/ Disability ($)	Change in Control ($)
Brian A. Jenkins	Salary	—	1,560,000	—	1,560,000	1,560,000	—
	Bonus(1)	—	1,560,000	—	1,560,000	1,560,000	—
	Perquisite Allowance	—	30,000	—	30,000	30,000	—
	H & W Benefits	—	22,791	—	22,791	22,791	—
	Deferred Compensation	749,390	749,390	749,390	749,390	749,390	749,390
Scott Bowman	Salary	—	455,000	—	455,000	455,000	—
	Bonus	—	—	—	—	—	—
	Perquisite Allowance	—	25,000	—	25,000	25,000	—
	H & W Benefits	—	15,670	—	15,670	15,670	—
	Deferred Compensation	29,041	29,041	29,041	29,041	29,041	29,041
Margo L. Manning	Salary	—	465,000	—	465,000	465,000	—
	Bonus	—	—	—	—	—	—
	Perquisite Allowance	—	25,000	—	25,000	25,000	—
	H & W Benefits	—	22,791	—	22,791	22,791	—
	Deferred Compensation	1,373,061	1,373,061	1,373,061	1,373,061	1,373,061	1,373,061
John B. Mulleady	Salary	—	412,000	—	412,000	412,000	—
	Bonus	—	—	—	—	—	—
	Perquisite Allowance	—	25,000	—	25,000	25,000	—
	H & W Benefits	—	15,670	—	15,670	15,670	—
	Deferred Compensation	—	—	—	—	—	—
Robert W. Edmund	Salary	—	395,000	—	395,000	395,000	—
	Bonus	—	—	—	—	—	—
	Perquisite Allowance	—	25,000	—	25,000	25,000	—
	H & W Benefits	—	22,791	—	22,791	22,791	—
	Deferred Compensation	—	—	—	—	—	—

(1)	As noted in the above discussion of “Involuntary Termination Not for Cause”, this amount reflects the target bonus portion of Mr. Jenkin’s severance pay.

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Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2010 Stock Incentive Plan and the 2014 Stock Incentive Plan as of January 31, 2021:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2010 Stock Incentive Plan	173,563		$7.51		—
2014 Stock Incentive Plan	2,347,942	(1)	$36.77	(2)	3,331,901

Total plans	2,521,505		$33.16	(2)	3,331,901

(1)

Includes 85,012 performance-based restricted stock units and 362,491 market stock units and assumes shares issued upon vesting at 100% of target number of units. Actual number of shares issued on vesting of performance units could be a minimum award level of 50% for performance-based restricted stock units and 0% for market stock units to a maximum award level of 200% of target, but for performance-based restricted stock units, zero payout is possible if threshold measures are not met. The award level for performance-based restricted stock units is based on actual performance over the three-year vesting period compared to target performance. The award level for market stock units is based on actual performance over a one-year performance period and three-year vesting period.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

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TRANSACTIONS WITH RELATED PERSONS

We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.

The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.

In fiscal 2020, the Company and its officers and directors did not engage in any reportable related party transactions nor were any waivers granted on conflicts of interest.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended January 31, 2021. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Kevin M. Sheehan, Chair
James P. Chambers
Hamish A. Dodds
Jonathan S. Halkyard
April 14, 2021

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. During fiscal 2020, the Company believes that all reports were timely filed by its directors and executive officers.

SHAREHOLDER PROPOSALS

Shareholder proposals, including director nominees, for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2022 annual meeting of shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 5, 2022, assuming the Company does not change the date of the 2021 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws (current copies of the Company’s bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC) and be submitted in writing to the Secretary at the principal executive offices.

In addition, to properly bring any shareholders proposals, including director nominees, at the Company’s 2022 annual meeting of shareholders, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 16, 2022, and not earlier than the close of business on February 17, 2022, assuming the Company does not change the date of the 2021 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any written notice so submitted must comply as to form and substance with the other provisions of the Company’s bylaws and must be submitted in writing to the Secretary at the principal executive offices.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We will provide, without charge, on the written request of any shareholder, a copy of our 2020 Annual Report on Form 10-K and Proxy Statement. Shareholders should direct such requests to the Company’s Corporate Secretary at 2481 Mañana Drive, Dallas, TX 75220. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at www.daveandbusters.com. Our 2020 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

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DAVE & BUSTER’S ENTERTAINMENT, INC.

PROXY STATEMENT

FAQ’S ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

Our Board of Directors is soliciting this proxy for use at the 2021 Annual Meeting of Shareholders (the “Annual Meeting”) on June 17, 2021, at 8:30 a.m. Central Daylight Time. We posted this Proxy Statement and the accompanying proxy on or about May 5, 2021, to our website at www.daveandbusters.com, and mailed notice on or about May 5, 2021 to all shareholders entitled to vote at the Annual Meeting.

Where is the Annual Meeting to be held?

The Annual Meeting will be held at the Grand Hyatt DFW, 2337 S. International Parkway, Dallas, TX 75261, at the time noted above.

Is it possible that you may have to switch to a virtual meeting?

As a precaution regarding the COVID-19 Pandemic, we also planning for the possibility that the Annual Meeting may be held over the web in a virtual meeting format similar to our 2020 Annual Meeting. If we take this step, we will announce the decision to do so in advance via press release. Please follow us on our investor’s relations webpage (https://ir.daveandbusters.com) for current information regarding any change in location or format of the Annual Meeting.

Can a guest participate in the meeting?

Only holders of record of our common stock at the close of business on April 23, 2021, which is the record date, will be entitled to participate and vote at the Annual Meeting.

Who is allowed to vote?

Only holders of record of our common stock at the close of business on April 23, 2021, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 23, 2021, we had 47,780,497 shares of common stock outstanding and entitled to vote.

How many votes do I have?

Holders of the Company’s common stock are entitled to one vote for each share held as of the record date, April 23, 2021.

What constitutes a quorum?

A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	Elect nine (9) directors (Pages 7-12);

•	Vote on ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2021 Fiscal Year (Page 13);

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•	Cast an advisory vote on executive compensation (Page 14); and

•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

What vote is required to approve each proposal?

–	Proposal No. 1 – Election of Directors:

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, participating online during the meeting or represented by proxy, is required to elect each of the nine (9) nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.

–	Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

Ratification requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.

–	Proposal No. 3 – Advisory Vote on Executive Compensation:

The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

How do I vote my shares if I am the registered holder?

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal; or in the case of the election of directors, as a vote “for” election to the Board of all nominees presented by the Board.

How do I vote my shares if they are held in “street name”?

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name”. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

What happens if not enough votes are received in time?

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chair of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

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How do you know I voted over the telephone or internet?

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?

Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.

Who pays for the solicitation of proxies and how are they solicited?

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m., Central Daylight Time, on June 17, 2021, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) participating in person during the Annual Meeting and voting. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.

You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Dave & Buster’s representative at the Annual Meeting of your desire to revoke your proxy and then you must vote in person during the Annual Meeting.

What is householding?

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, TX 75220; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

May I receive paper copies of the proxy materials?

Beginning on May 5, 2021, we mailed notice to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us at the email address and mailing address provided above.

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How will my proxy get voted?

If you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Brian A. Jenkins and Robert W. Edmund) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:

FOR election of all nine nominees for director;

FOR ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2021;

FOR approval, in an advisory, non-binding vote, of the compensation of our named executive officers; and

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes casted by proxy or in person during the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?

We will announce general voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 5, 2021. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

Dave & Buster’s Entertainment, Inc.	53	Eat Drink Play Watch®

004CTN3059

Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Against	Abstain	Nominee	For	Against	Abstain	Nominee	For	Against	Abstain
01 - James P. Chambers	☐	☐	☐	02 - Hamish A. Dodds	☐	☐	☐	03 - Michael J. Griffith	☐	☐	☐
04 - John C. Hockin	☐	☐	☐	05 - Brian A. Jenkins	☐	☐	☐	06 - Patricia H. Mueller	☐	☐	☐
07 - Atish Shah	☐	☐	☐	08 - Kevin M. Sheehan	☐	☐	☐	09 - Jennifer Storms	☐	☐	☐

Proposal	For	Against	Abstain	Proposal	For	Against	Abstain
2. Ratification of Appointment of KPMG LLP Independent Registered Public Accounting Firm	☐	☐	☐	3. Advisory Approval of Executive Compensation	☐	☐	☐

1 U P X 5 0 1 1 9 6

03GB2B

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals - The Board of Directors recommends a vote FOR all the nominees listed and FOR A Proposals 2 and 3.1. Election of Directors: 01 - James P. Chambers 04 - John C. Hockin 07 - Atish Shah 2. Ratification of Appointment of KPMG LLP Independent Registered Public Accounting Firm B Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. 03G8ZB 1UPX 50119602 - Hamish A. Dodds 05 - Brian A. Jenkins 08 - Kevin M. Sheehan For Against Abstain For Against Abstain 03 - Michael J. Griffith 06 - Patricia H. Mueller 09 - Jennifer Storms For Against Abstain 3. Advisory Approval of Executive Compensation For Against Abstain

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy Dave & Busters Entertainment, Inc. Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - June 17, 2021 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Busters Entertainment, Inc. to be held on June 17, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm and FOR the Advisory Approval of Executive Compensation. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

000004MR A SAMPLEDESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.A Proposals The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. Election of Directors: 01 - James P. Chambers 04 - John C. Hockin 07 - Atish Shah 2. Ratification of Appointment of KPMG LLP Independent Registered Public Accounting Firm For Against Abstain 02 - Hamish A. Dodds05 - Brian A. Jenkins 08 - Kevin M. Sheehan For Against Abstain For Against Abstain 03 - Michael J. Griffith 06 - Patricia H. Mueller 09 - Jennifer Storms For Against Abstain 3. Advisory Approval of Executive Compensation For Against Abstain B Authorized Signatures - This section must be completed for your vote to be counted. Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. C 12345678909 2 B MJ N T5 0 1 1 9 6MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND03G8YB C123456789000000000. 000000 ext 000000000. 000000 ext 000000000.000000 ext 000000000. 000000 ext 000000000. 000000 ext 000000000.000000 ext Your vote matters -heres how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Central Time, on June 17, 2021.Online Go to www.envisionreports.com/play or scan the QR code - login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/play 1234 5678 9012 345

2021 Annual Meeting Admission Ticket2021 Annual Meeting ofDave & Busters Entertainment, Inc. ShareholdersJune 17, 2021, 8:30 a.m. Central TimeGrand Hyatt DFW2337 S. International ParkwayDallas, TX 75231Upon arrival, please present this admission ticketand photo identification at the registration desk.Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/playSmall steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.envisionreports.com/playIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Proxy Dave & Busters Entertainment, Inc.Notice of 2021 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting June 17, 2021Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares ofthe undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders ofDave & Busters Entertainment, Inc. to be held on June 17, 2021 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Electionof Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm and FOR the Advisory Approval ofExecutive Compensation.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side.)C Non-Voting ItemsChange of Address Please print new address below. Comments Please print your comments below.2021 Annual Meeting Admission Ticket 2021 Annual Meeting of Dave & Busters Entertainment, Inc. Shareholders June 17, 2021, 8:30 a.m. Central Time Grand Hyatt DFW 2337 S. International Parkway Dallas, TX 75231 Upon arrival, please present this admission ticket and photo identification at the registration desk. Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/play Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/play IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy - Dave & Busters Entertainment, Inc. Notice of 2021 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting - June 17, 2021 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Busters Entertainment, Inc. to be held on June 17, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm and FOR the Advisory Approval of Executive Compensation. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below.